SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K/A
(AMENDMENT NO. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 20, 2006

LOGICOM INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000- 51119	pending
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

54 West 21st Street, # 705, New York, NY 10010
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 255-1777

Suite 600 - 625 Howe Street, Vancouver, British Columbia Canada V6C 2T6
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2006 (the “Form 8-K”) to amend certain information provided under Items 2.01 and 5.01, each of which is restated in its entirety below.

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Overview

On November 2, 2005, Logicom Inc., a Nevada corporation (the “Company,” “Logicom,” or “we”) entered into a share exchange agreement (the “Share Exchange Agreement”) with all of the stockholders of Skin Shoes Inc. a Delaware corporation (“Skins” or “Skin Shoes”), pursuant to which we agreed to acquire all of the issued and outstanding share capital of Skins in exchange for shares of our common stock (the “Share Exchange Transaction”). The Share Exchange Agreement was amended on February 1, 2006. On March 20, 2006, the Share Exchange Transaction closed, Skins became a wholly-owned subsidiary of Logicom and Logicom’s sole business operations became that of Skins.

Skins has designed and is continuing to develop a two-part, footwear structure consisting of an outer collapsible “Skin” and an inner orthopedic support section called the “Bone.” The design will allow consumers to purchase one inner section and numerous outer “Skins,” resulting in multiple style variations from the same pair of shoes.

Principal Terms of the Share Exchange

Pursuant to the Share Exchange Agreement, Logicom:

•	provided a loan to Skins in the sum of $150,000 evidenced by a promissory note and secured by a general security agreement pledging all of the assets of Skins as security for the loan;

•	repurchased all of the shares of common stock of our company owned by Wayne Weaver for the sum of $100,000;

•
effected a stock split that resulted in the shareholders of our company, after adjustment for the repurchase of Mr. Weaver’s shares, holding an aggregate of approximately 12,000,000 common shares prior to the closing of the Share Exchange Transaction;

•
issued to the stockholders of Skins, at the closing of the Share Exchange Transaction, 19,404,000 common shares of our company in exchange for all of the issued and outstanding shares of Skins (of these 19,404,000 common shares, 1,404,000 are subject to a ‘claw-back’ provision contingent upon the number of share purchase warrants issued in our private placements, as described below, that are exercised within a period of 30 months following the closing of the Share Exchange Transaction);

•
assumed, at the closing of our Share Exchange Transaction, Skins’ 2005 Incentive Plan and stock option agreements entered into between Skins’ and certain persons who have already received stock options from Skins pursuant to its 2005 Incentive Plan;

•
appointed Mark Klein, the current President of Skins, to the office of President and Chief Executive Officer of our company and accepted the resignation of Mr. Gary Musil, our current President, from that office, effective at the closing of the Share Exchange Transaction; and

•
increased the number of directors of our company to five and elected as directors of our company at the completion of the share exchange transaction all four of the current directors of Skins (namely, Mark Klein, Michael J. Rosenthal, Stephen Hochberg and Steve Reimer).

On March 20, 2006, the Share Exchange Transaction closed.

The Private Placements

Logicom, pursuant to the Share Exchange Agreement, effected two private placement transactions in which we sold a total of 3,000,000 units and raised an aggregate of $2,520,000. In the first private placement, which occurred on November 2, 2005, Logicom sold one convertible debenture in the amount of $150,000 to one offshore investor. The convertible debenture was convertible into 178,572 units at a conversion price of $0.84 per unit, with each unit consisting of one common share of our company and one share purchase warrant. The conversion of the debenture into units occurred automatically upon the completion of our Share Exchange Transaction on March 20, 2006. The share purchase warrants are exercisable for a period of thirty months from the date of issue at an exercise price of $1.00 per share.

In the second private placement, which occurred immediately prior to the closing of the Share Exchange Transaction on March 20, 2006, Logicom closed a private placement of units to purchase its common stock and warrants pursuant to a subscription agreement, which is attached hereto as Exhibit 10.1. Each unit consists of one common share of Logicom and one share purchase warrant, a form of which is attached hereto as Exhibit 4.1, convertible at an exercise price of $1.00 per shares at any time upon election of the holder during the 30 month period following the date of issue. A total of 2,821,428 units were sold in the second private placement for an aggregate of $2,370,000. Logicom agreed to register all of the securities issued pursuant to the first and second private placements on a registration statement on Form SB-2 that must be filed with the Securities and Exchange Commission within 30 days after the closing of the Share Exchange Transaction.

The shares of common stock of the Company are currently listed for quotation on the Over-the-Counter Bulletin Board under the symbol “LGIM.OB.”

THIS CURRENT REPORT IS NOT AN OFFER OF SECURITIES FOR SALE. SECURITIES SOLD IN THE PRIVATE PLACEMENTS ARE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION.

SKIN SHOES INC.’S BUSINESS AND OPERATIONS

Business Overview

Skin Shoes Inc. (the “Company” or ‘Skins”) has designed and continues to develop a two-part, footwear structure consisting of an outer collapsible “Skin” and an inner orthopedic support section called the “Bone.” The design will allow consumers to purchase one inner section and numerous outer Skins, resulting in multiple style variations from the same pair of quality shoes, always with the same feel and fit no matter which Skin is being worn. With respect to this discussion, the terms “Skins” and the “Company” refer to Skin Shoes, Inc.

The Company has applied for a U.S. patent relating to its Modular Shoe System. The Company also filed International (PCT) Patent App. No. PCT/US04/33446 for its Modular Shoe System on October 7, 2004. There is a 30-month deadline for national and/or regional entry based on this PCT application, which falls on April 10, 2006.

The Company’s management feels that its product concept will act as the link between the traditional footwear industry and the apparel industry - allowing consumers to view Skins like a shirt, changing them frequently, matching Skins to an outfit or supporting their favorite sports team with a skin fitted with the team’s logo.

Today, footwear sales traditionally occur in locations that have footwear-selling expertise, since consumers typically prefer to try on shoes before a purchase. Due to its unique product concept, Skins believes it should be able to market its products via traditional footwear channels but also via more aggressive apparel channels including the Internet and retail locations without a footwear department; once a consumer owns a Bone, any Skin purchased in the same size will fit. There will be no need for concern as to the fit or feel of the product at that point, allowing the purchase of a Skin to be done with ease and through non-traditional footwear channels.

Business Strategy

Traditionally, shoe marketers had only expected limited purchases from consumers, since footwear is commonly viewed by consumers as functional attire. The Skins product concept is designed to change the consumer view of footwear from a functional requirement to a fashionable accessory. The consequence is that Skins may be able to market, sell and distribute in a similar manner as an apparel entity.

The Company plans to concentrate on its emerging core design and development competency, while outsourcing production requirements to third parties. Skins has engaged Atsco Footwear Group as sourcing agent which will source production from one or more factories in China.

Skins plans an initial strategy of developing its own brand. In the future, Skins intends to license to existing brands to maximize market exposure and product distribution, in addition to working with the orthopedic market in supplying Bones without foot-beds to orthopedic insole manufacturers to allow for orthopedic fitted Bones for individuals with orthopedic needs. Skins expects to act as a wholesaler, marketing its products to specialty, department and Internet retail locations via aggressive marketing and branding efforts.

Skins intends to begin with a line of men’s shoes, followed closely by a women’s shoes. Skins plans to introduce its product to fashion mavens, trendsetters and early adopters, building brand equity and focusing on exclusive specialty shops that sell high-fashion quality apparel products for the young casual consumer. After establishing its brand, Skins plans to broaden its distribution with more mainstream middle-market retailers, and then begin to enter the children’s market and license its technology to other manufactures.

The Skins Product Concept

There are few, if any, methods for a consumer to change the look of their shoe other than buying multiple pairs, in multiple colors, or multiple styles. This is the only feasible method for a consumer to get the appropriate “look” for a given situation. With the average price of high quality shoes ranging anywhere from $100 and up, this can be a very costly proposition for consumers.

Skins therefore seeks to address two fundamental concerns on the part of the consumer: cost and style. Skins could serve as an answer to the fashion and cost conscience consumers by allowing people to buy one basic shoe and to create a multitude of different looks, colors and styles, based on the additional Skins they purchase. Instead of potentially spending more money on a few pairs of shoes, a consumer could have an increased number of choices of styles at a similar cost.

Other markets have already launched products that exploit the concept of cost and style in terms of interchangeability. Within the watch market, companies offer cost effective, fashionable watches that have interchangeable straps and faces. Within the sunglasses market, some companies have many fashion-focused models with interchangeable lenses. Even in the cellular phone market, cellular phone manufacturers offer interchangeable covers that are purely a fashion statement.

The Bi-Sectional System

Skins is designing and developing a line of footwear products based on its modular shoe system built with two sections: the Bone and the Skin. The Skins products are designed to be easy to use, comfortable, and employ quality craftsmanship. The inner section - or the Bone - is made from a mold utilizing advanced light-weight and resilient synthetic materials. The Bone is designed to be a consistent source of comfort and support, without regard to changing styles and fashions. The outer section - or the Skin - represents the core product of the Company. It is expected that Skins will be created with various combinations of toe shapes, materials, fabrics, leather and outsole treads. The Company expects to launch numerous styles per season for each targeted consumer group.

Design and Development

Skins’ principal goal in product design will be to generate new and exciting interchangeable footwear with classic contemporary and progressive styles. All of the Company’s footwear will be designed with an active lifestyle in mind. Skins will design most of its styles to be fashionable and marketable to the 18 to 35 year old consumer, while substantially all lines should appeal to the broad cross-section of the population. . Any success of the Skins’ product may be related to:

•	The unique interchangeable Skin concept,
•	The Company’s ability to recognize trends in the footwear market, and
•	A product design that anticipates and accommodates consumers’ ever-evolving preferences.

The Skin technology is designed to allow consumers to continually change Skins to fit their respective fashion and functional needs. The Company will attempt to identify, interpret and translate current and emerging lifestyle trends. Lifestyle trend information will be compiled by the Company’s designers through various methods intended to monitor changes in the culture and society, including:

•	Review and analysis of modern music, television, cinema, clothing and other trend-setting media,
•	Travel to domestic and international fashion markets to identify and confirm current trends,
•	Consultation with retail customers for information on current retail selling trends,
•	Participation in major footwear tradeshows to stay abreast of popular brands, fashions and styles, and
•	Subscription to various fashion and color information services.

It is expected that the footwear design process will typically begin about nine months prior to the start of a season. Skins’ products will be designed and developed by its in-house staff and freelance design agencies. To promote innovation and brand relevance, the Company will utilize dedicated design teams that focus on each of the men’s, women’s, and children’s categories and report to the Skins chief design executive. The design process will be collaborative: members of the design staff will meet regularly with the rest of the retail and merchandising and sales and production teams to further refine the particular needs of the markets. After a design team arrives at a consensus regarding the fashion themes for the coming season, the designers then translate these themes into products. These variations will include variations in product color, material, structure and decoration, which are arrived at after close consultation with the those involved in design and production.

Prototype blueprints and specifications will then be created and forwarded to the prototype manufacturers, which will then forward the design prototypes back to the Company’s design team. Skins will allow its major retail customers, if any, to review the upcoming design concepts. The Company believes that customer input not only allows Skins to measure consumer reaction to the latest designs, but also affords the Company an opportunity to foster deeper and more collaborative relationships with its customers. The Company’s design teams can modify and refine a design based on customer input.

Marketing Strategy

The Skins marketing strategy will consist of the following elements.

Product Diversity

From the Company’s inception, a key marketing strategy will be its product diversity. Initially, the Company will invest only the required time and money for the design and development of its first line of products. Following the initial stages of the Company’s market penetration, if any, Skins plans to expand its product line together with its retail channel partners. The Company believes that the strategy of continuously diversifying its products will occur as the Company builds and develops its retail strategy. The Company expects that this strategy should expand its products beyond style and casual footwear into the casual-dress and athletic footwear as well. In addition, by diversifying its products, the Company may be able to expand its target groups as well.

Branding

A well-recognized brand is an important element for success in the footwear and apparel businesses. The Company will attempt to position the Skins’ brand name as a casual, active, youthful brand that stands for quality, comfort and design innovation. Senior management will be directly involved in shaping the Skins image and the conception, development and implementation of its advertising and marketing activities. The Company intends to aggressively promote the Skins brand through a comprehensive marketing campaign. Skins hopes that this campaign, which will be image-oriented and product specific, will eventually result in a high level of recognition of the Skins brand across a variety of footwear and apparel categories.

Advertising

While all advertisements will feature the Skins footwear, the advertisements will generally seek to build and increase brand awareness by linking the Skins brand to youthful, contemporary lifestyles and attitudes rather than exclusively marketing a particular footwear product. The Skins name will be marketed to represent flexibility, managing the brand and product design towards evolving footwear and apparel fashions and consumer lifestyle preferences.

Skins intends to employ a multi-phased advertising strategy that should expand with the Company’s advertising requirements and investment capabilities. Within this strategy, Skins plans to initially exploit specialized ‘guerilla marketing’ tactics and approaches, as described below, and later expand into a traditional portfolio of marketing campaigns.

Guerilla Marketing Phase: Skins will utilize cost sensitive and effective means to reach its targeted customer base. This marketing phase will be used within the Company’s first phase of growth and expansion strategy, targeting the fashion centers within the US, Europe, and Asia/Australia.

Traditional Portfolio Marketing Campaign: Once, and if, Skins reaches certain predetermined levels of sales, the Company plans to invest monetary and human capital to expand its advertising campaigns based on dynamic management of its marketing and advertising portfolio.

Promotional Activities

Endorsements: The Company plans on signing celebrities to endorse the Skins brand name and image in the coming years and to strategically focus marketing efforts of the Company’s products among specific consumer groups. The high profile and diverse appeal of celebrities may be able to assist the Skins brand to reach new markets.

Entertainment Promotions: Skins promotional strategies are expected to encompass in-store specials, concert promotions, product tie-ins and giveaways, sporting events, radio stations and more.

Sourcing and Production

Outsourcing

Due to labor cost benefits, Skins plans to utilize contract manufacturers in developing countries to act as the primary producers of its products. The use of contract manufacturers may increase the Company’s production flexibility and capacity while at the same time substantially reducing capital expenditures and avoiding the costs of managing a large production work force. Skins will continually seek to use the same contract manufacturers in an attempt to enhance continuity and quality while controlling production costs. As the Company grows, it will monitor its selection of independent factories to ensure that it does not become over dependant on one or more factories.

Inventory Risks

Due to the nature of the Company’s planned “high level” of style and fashion, inventory risks will be higher, since fashions can change quickly and past styles can be rapidly considered obsolete. The Company will attempt to reduce the risk of overstocking by:

•	assessing demand for its products by soliciting input from its customers and monitoring retail sell-through processes,
•	analyzing historical and current sales and market data to develop internal product quantity forecasts,
•	seeking to share inventory risks with its retail partners as much as possible, and
•	considering to employ conservative inventory models.

Growth and Expansion Strategy

Skins plans to expand its operations in three primary segments:

Region by Region

Skins will launch its operations in the U.S. and attempt to maintain those operations throughout the Company’s planned growth period. The Company expects to experience natural expansion into developed countries in Western Europe and throughout the world. This expansion process may be expedited via licensing agreements with multinational apparel brands.

Demographics

The Company believes that the Skins core product concept is suitable for all ages. It is believed that the key advantages of the product concept will initially attract the most fashion-savvy group - the 18 to 35 year olds. When and if the product concept becomes more widely known, the Company plans to expand the demographic focus of the product concept to the 5 to 55 year old market segments.

Distribution

Initially, the Company will market itself to specialty retail stores and chains in the U.S. When and if the brand becomes more widely known and the product concept is more widely accepted, the Company will seek to establish licensing agreements with branded apparel companies. The third phase of distribution may include self-managed Skins concept stores in the heart of a major metropolitan shopping areas acting primarily as a marketing tool.

Pricing Strategy

Skins will target its Skins footwear products to the purchasers of higher end lifestyle oriented and casual footwear. Consequently, the average wholesale price that Skins hopes to receive for a Skins product package (one Bone and two outer Skins) from its retail distribution channels will be approximately $65 (and decrease to approximately $60 per package for orders of larger quantity). Due to the ability of consumers to purchase outer Skins separately from the inner Bone, and to increase a collection of outer Skins to use with one single inner Bone, the Company hopes that the average income received per consumer will gradually increase over time - from approximately $65 to $95 - since each consumer could purchase more Skins to capitalize on the cost advantages of the Skins product assortment.

Competition

The Company will face direct and indirect competition.

•
Direct Competition: Skins will offer (primarily) lifestyle, athletic and dress-casual shoes. Consequently, all footwear companies that can be defined within those categories will be competition for Skins.

•
Indirect Competition: In addition, due to the unique Skins product concept, Skins should be able to utilize the distribution patterns of the apparel market, including Internet and catalog sales, and via specialty retail distribution without the requirement of a footwear department. This opportunity widens the Skins competition definition to include apparel companies that do or potentially will offer footwear products with their respective brand. These companies are defined as indirect competition, since Skins will target these companies as potential retail distribution points and for possible licensing agreements.

The apparel and footwear industries are extremely competitive and highly fragmented. This is due most likely to low barriers to entry - all that is needed are clothing designs that appeal to department store and/or specialty store buyers. If a designer receives orders, he or she can contract the production of the item to a low-cost, independent manufacturer, usually outside the United States. In many areas, the barriers to entry are insignificant. These industries are characterized by simple technologies, low fixed assets per employee and ease of expansion through the use of contractors.

Although entering into the apparel and footwear may be relatively simple, being successful in the industry is much more difficult. The strength of large retailers is a major challenge to many designers. As retailers shrink their inventories and place orders closer to the time that merchandise will be needed, designers and manufacturers are forced to assume more inventory risk.

Employees

As a development stage company, and even as it begins to selling its product, the Company will rely on outside consultants and resources in an attempt to control its costs and expenses. Accordingly, as of December 31, 2005, Skins, employed one full-time employee and two part-time employees, of which one worked in administration and one worked in product development. Neither of Skins’ employees are covered by a collective bargaining agreement.

Facilities

Skins currently has no facilities or office space, either owned or leased. The Company is seeking to establish an office in New York City as its headquarters.

Legal Proceedings

Skins is not a party to any material legal proceedings.

RISK FACTORS OF SKIN SHOES, INC.

Any investment in the Company’s common stock involves a high degree of risk. Pursuant to the Share Exchange Transaction, Logicom Inc. has become the 100% parent of Skin Shoes, Inc. and Logicom’s sole business operation consists of the operations of Skin Shoes, Inc. With respect to this discussion, the terms “Skins,” the “Company,” "we," "us," and "our" refer to Logicom Inc. and its wholly-owned subdiary, Skin Shoes, Inc. Investors should carefully consider the risks described below and all of the information contained in this Current Report on Form 8-K before deciding whether to make an equity investment in the Company. The Company’s business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. The trading price of the Company’s common stock could decline due to any of these risks, and an investor may lose all or part of his investment. Some of these factors have affected the Company’s financial condition and operating results in the past or are currently affecting the Company. This Current Report on Form 8-K also contains forward-looking statements that involve risks and uncertainties. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by the Company described below and elsewhere in this Current Report on Form 8-K.

RISKS RELATED TO THE BUSINESS OF SKINS SHOES, INC.

Skins has incurred significant operating losses since its inception that raise doubts about our ability to continue as a going concern, and if we do not achieve profitability you may lose your entire investment.

Skins has yet to initiate sales or to demonstrate that we can generate sufficient sales to become profitable. Skins incurred significant net losses since its inception in May 2004, including a net loss of $791,806 and $152,706 for the years ended December 31, 2005 and 2004, respectively. As of December 31, 2005, Skins had an accumulated deficit of approximately $944,512. Skins expects to continue to incur operating losses in the future. Further, Skins expects operating expenses to increase as it seeks to finalize its designs, build relationships with manufacturers and a distribution channel for product introductions, continue design and development projects, and increase administrative activities to support its planned growth. The extent of its future operating losses and the timing of its profitability are highly uncertain, and Skins may never generate sufficient revenues to achieve or sustain profitability.

Based upon funds available to it at December 31, 2005, Skins management doubts its ability to continue as a going concern if it is unable to raise additional funds. If revenues fail to grow at a pace rapid enough to offset planned increases in its expenses or if it is unable to curb our losses and achieve profitability, the value of your investment may be completely lost.

Skins will likely need to raise additional funds in the future and these funds may not be available on acceptable terms or at all.

Skins cannot be certain that additional capital will be available on favorable terms, or at all. Any equity financing could result in dilution to your share holdings. If Skins needs to raise additional capital, adequate funds may be unavailable, and Skins may not be able to successfully execute its growth strategy, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements. In addition, Skins may be required to scale back or discontinue its product development program, or obtain funds through strategic alliances that may require it to relinquish certain rights.

The success of Skins’ business is based on an unproven, undeveloped product.

Skins’ business and ability to generate revenue will be dependent on its ability to successfully develop and commercialize its single product type—the Skins shoe. The product has been designed and is in the development and testing stage, and although Skins has conducted wear, fit and abrasion testing on the product, there is no guarantee that the product will ever be fully and successfully developed. Skins may experience unforeseen difficulties during its testing and development of its product, which may require Skins to expend a significant amount of resources in attempt to address any faults that are discovered. Such faults may be related to comfort, durability, appearance and any other characteristics that would affect the commercial viability of the product. Further, even if Skins succeeds in timely developing and releasing its product, there can be no assurance that such product will be well-received by the market or that they will generate any substantial revenue. Accordingly, Skins’ failure to generate revenue from its sole product type can be expected to have a tremendous negative impact on Skins’ business and results of operation, and shareholders in the Company may lose all or part of their investment.

The success of Skins’ business is subject to market acceptance of an unproven product type and an unproven brand.

Skins’ success and sales are dependent on any brand name strength and reputation that Skins may be able to develop and will be subject to consumers’ perception of it and its products. Even if Skins proves successful in this regard, if Skins is unable to timely and appropriately respond to changing consumer demand, the Skins brand name and image, once established, may be impaired. Skins’ new ideas and products may not receive consumer acceptance and Skins may be unable to respond quickly to changes in consumer tastes. As one product type will represent a substantial portion of any eventual net revenue, Skins will be exposed to the risk that consumer demand for that product type may decrease in the future or fail to materialize. Skins’ initiatives to establish its brand image and introduce such a unique new product type as the Skin and Bones system to the marketplace may fail, and, as a result, its business would also fail.

Skins currently has no line of products and its operating results could be negatively impacted due to its expected reliance on one product category .

Skins is a development stage company with no current line of products. While Skins has prototypes and is currently seeking to establish a patent portfolio, manufacturing partners, access to distribution channels, brand equity, and eventually, customer interest and demand, there is no guarantee or likelihood that Skins will succeed in any respect. In addition, because its product offerings will consist solely of the Skin and Bones product offerings that will represent most of any net sales Skins may be able to establish, Skins could be exposed to risk should consumer demand for such product fails to be accepted, fails to solidify or decreases once established. This could have a significantly negative impact on its operating results and could result in the bankruptcy of the company.

Skins’ future success depends on its ability to respond to changing consumer demands, identify and interpret fashion trends and successfully market new products.

The footwear industry is subject to rapidly changing consumer demands and fashion trends. Accordingly, Skins must identify and interpret fashion trends and respond in a timely manner. Demand for and market acceptance of new products are uncertain and achieving market acceptance for new products generally requires substantial product development and marketing efforts and expenditures. If Skins does not meet changing consumer demands and develop successful styles in the future, its results of operations will be negatively impacted. Even within the confines of its already unique product type and category, Skins will have to make decisions about product designs and marketing expenditures several months in advance of the time when consumer acceptance can be determined. If Skins fails to anticipate, identify or react appropriately to changes in styles and trends or is not successful in marketing products, Skins could experience excess inventories, higher than normal markdowns or an inability to sell its products once the products are indeed available. Because of these risks, a number of companies in the footwear industry specifically, and others in the fashion and apparel industry in general, have experienced periods of growth in revenues and earnings and thereafter periods of declining sales and losses, which in some cases have resulted in companies in these industries ceasing to do business and investors losing all or part of their investments. Similarly, these risks could have a severe negative effect on its results of operations or financial condition or its ability to successfully introduce its products to the marketplace.

Skins’ business and the success of its products could be harmed if Skins is unable to establish and maintain a brand image.

Skins may experience difficulty in establishing a brand name that is well-known and regarded, and any brand image that Skins is able to create may be quickly impaired. Even if Skins is able to establish a brand image and react appropriately to changes in consumer preferences, consumers may consider its brand image to be outdated or associate its brand with styles of footwear that are no longer popular. In the past, several footwear companies have experienced periods of growth in revenues and earnings followed by periods of declining sales and losses. Skins’ business may be similarly affected in the future should its products even be successfully launched.

Skins may be unable to successfully execute a growth strategy.

Skins’ ability to establish profitability or to grow depends upon, among other things, the success of its efforts to design and introduce its footwear offerings and to establish manufacturing and distribution channels. Skins may not be able to effectively manage any growth that Skins is able to create. Skins anticipates that as its business grows, Skins will have to improve and enhance its overall financial and managerial controls, reporting systems and procedures. Skins may be unable to successfully implement its growth strategy or effectively manage its growth, any of which would negatively impair its net sales and earnings.

Skins’ efforts to introduce and promote new products may be unsuccessful.

Demand for and market acceptance of new products such as the Skin and Bones product type is inherently uncertain, with its success depending on various factors, including the eventual strength, if any, of its brand name, competitive conditions and its access to necessary capital. As part of its growth strategy, Skins intends to expand its product offerings to introduce products in multiple categories. This strategy may however prove unsuccessful and its association with failed products could impair its brand image. Introducing and achieving market acceptance for these products will require, among other things:

•	the establishment of its brand;
•	the development and application of advanced performance technologies to its planned product introductions;
•	the establishment of key relationships with designers of and customers for its apparel products; and
•	substantial marketing and product development efforts and expenditures to create and sustain consumer demand.

When and if its products are introduced and commercially available, Skins may choose to rely on licensees for sales outside the U.S., and its dependence on licensees may adversely impact its business and results of operations.

Skins’ sales outside the U.S. may be conducted through licensees. Any dependence on licensees will subject it to a number of risks, including:

•
Skins’ brand image will be dependent, in part, on the marketing efforts of its licensees and on the quality of the products that licensees distribute. If licensees or their sponsors or endorsers do not maintain its brand image or its licensees fail to adhere to its quality control standards, Skins’ brand image could suffer.

•
Licensees will likely have the exclusive right to distribute products in a particular country or region. Licensees may engage in the trans-shipment, or gray marketing, of goods to countries where they are not licensed to sell products. If this occurs, Skins may need to sanction the licensee or terminate its agreement.

•	Licensees may use manufacturers who fail to meet its human rights or product quality standards, which could harm Skins’ brand image and reputation.
•	Licensees may fail to timely and accurately report sales and licensing income to Skins.
•	Skins’ reserve for unpaid licensee revenue may be insufficient.
•
Revenue Skins may receive from international licensees will subject it to the risks of doing business abroad, including, political risks, foreign currency risks, funds transfer restrictions and exposure to different legal standards, particularly with respect to intellectual property.

Nearly all of its products will enter the United States through a limited number of ports and Skins will probably choose to rely on third parties to store and ship some of its inventory; labor unrest at these ports or other product delivery difficulties could interfere with its eventual distribution plans and reduce its revenue.

When and if its products are available commercially and manufacturing relationships are established, Skins may suffer delays in distributing its products due to work stoppages strikes or lockouts at the ports where its products may be expected to arrive once commercially available. These kinds of actions have been threatened and have occurred over the past several years to footwear companies. Likewise, Skins will probably rely on trucking carriers to deliver products from the port of arrival to its any distribution facilities that Skins may establish once Skins is more firmly established and from distribution facilities to any retailers that may elect to order its product. Additionally, in some cases, third parties will likely be retained to sort, store and direct-ship products to its future customers. Labor disruptions could result in product shortages and delays in distributing its products to retailers.

Skins’ business could be harmed if Skins fails to maintain proper inventory levels once its product is available.

Once its designs are finalized, manufacturing capacity is established and its products become available for commercial shipment, Skins expects to place orders with manufacturers for some of its products prior to the time Skins receives customer orders. Skins expects to do this to minimize purchasing costs, the time necessary to fill customer orders and the risk of non-delivery. However, Skins may be unable to sell products Skins will order in advance from manufacturers or that Skins will place in its inventory. Inventory levels in excess of any customer demand that may develop for its products once available, if any, may result in inventory write-downs, and the sale of excess inventory at discounted prices could significantly impair its brand image as it is built and have a material adverse effect on its operating results and financial condition. Conversely, if Skins underestimates any consumer demand for its products that may develop or if its manufacturers fail to supply the quality products that Skins requires at the time Skins need them, Skins may experience inventory shortages. Inventory shortages might delay shipments to customers, negatively impact retailer and distributor relationships, and diminish any brand loyalty that Skins may be able to foster.

Skins’ business may be negatively impacted as a result of changes in the economy.

Skins’ business will depend on the general economic environment and levels of consumer spending that affect not only the ultimate consumer, but also retailers, its likely primary direct customers. Purchases of footwear tend to decline in periods of recession or uncertainty regarding future economic prospects, when consumer spending, particularly on discretionary items, declines. During periods of recession or economic uncertainty, Skins may not be able to maintain or increase its sales to customers, maintain sales levels, establish international operations on a profitable basis or create earnings from operations as a percentage of net sales. As a result, its operating results may be adversely and materially affected by downward trends in the economy or the occurrence of events that adversely affect the economy in general. Skins’ operating results and margins will be adversely impacted if Skins does not grow as anticipated.

Economic, political, military or other events could interfere with its operations and harm Skins’ business.

The September 11, 2001 terrorist attacks disrupted commerce throughout the United States and other parts of the world. The continued threat of similar attacks throughout the world and the military action, or possible military action, taken by the United States and other nations, in Iraq or other countries may cause significant disruption to commerce throughout the world. To the extent that such disruptions further slow the global economy or, more particularly, result in delays or cancellations of any eventual purchase orders for its products, its business and results of operations could be materially adversely affected. Skins is unable to predict whether the threat of new attacks or the responses thereto will result in any long-term commercial disruptions or if such activities or responses will have a long-term material adverse effect on the development of its business, results of operations or financial condition.

Skins is likely to depend upon a relatively small group of customers for a large portion of its sales.

Although Skins hopes to build long-term relationships with its future customers, its customers are not likely to have a contractual obligation to purchase its products once they are available and Skins cannot be certain that Skins will be able to retain major customers. Skins is likely to rely at all stages of its business on certain significant customers. Furthermore, the retail industry regularly experiences consolidation, contractions and closings. If there are further consolidations, contractions or closings in the future, Skins may lose future customers or be unable to collect accounts receivables of major customers in excess of amounts that Skins may insure. If Skins loses a major customer in the future, experience a significant decrease in sales to a major customer or are unable to collect the accounts receivable of a major customer in excess of amounts insured, its business could be harmed.

Skins expects to rely on independent contract manufacturers and, as a result, will be exposed to potential disruptions in product supply.

Skins’ footwear products will likely be manufactured by independent contract manufacturers. Skins will not have long-term contracts with manufacturers and will compete with other footwear companies for production facilities. Skins could experience difficulties with these manufacturers, including reductions in the availability of production capacity, failure to meet its quality control standards, failure to meet production deadlines or increased manufacturing costs. This could result in future customers, if any, canceling orders, refusing to accept deliveries or demanding reductions in purchase prices, any of which could have a negative impact on its cash flow and harm its business.

Any international sales and manufacturing operations Skins is able to develop will be subject to the risks of doing business abroad, which could affect its ability to sell or manufacture its products in international markets, obtain products from foreign suppliers or control the costs of its products.

Substantially all of any net sales Skins may be able to develop are likely to be derived from sales of footwear manufactured in foreign countries, with most likely to be manufactured in China. Skins also expects to sell its footwear in foreign countries and plans to establish international sales efforts over time as part of its growth strategy. Foreign manufacturing and sales will be subject to a number of risks, including:

•	political and social unrest, including its military presence in Iraq;
•	changing economic conditions;
•	currency exchange rate fluctuations;
•	international political tension and terrorism;
•	work stoppages;
•	natural disasters;
•	outbreaks pandemic diseases (such as Avian Flu);
•	electrical shortages;
•	transportation delays;
•	loss or damage to products in transit;
•	expropriation;
•	nationalization;
•	the imposition of tariffs and trade duties both international and domestically;
•	import and export controls and other non-tariff barriers;
•	exposure to different legal standards (particularly with respect to intellectual property);
•	compliance with foreign laws; and
•	changes in domestic and foreign governmental policies.

As most of its products are expected to be manufactured in China, any adverse change in trade or political relations with China or political instability in China would severely interfere with the eventual manufacture of its products and would materially adversely affect its operations. Electrical shortages may extend the production time necessary to produce its orders, and there may be circumstances in the future where Skins may have to incur premium freight charges to expedite product to its customers. If Skins incur a significant amount of premium charges to airfreight product for its customers, its gross profit will be negatively affected if Skins is unable to collect those charges.

In addition, if Skins, or its foreign manufacturers, violate United States or foreign laws or regulations, Skins may be subject to extra duties, significant monetary penalties, the seizure and the forfeiture of the products Skins may be attempting to import or the loss of its import privileges. Possible violations of United States or foreign laws or regulations could include inadequate record keeping of its imported products, misstatements or errors as to the origin, quota category, classification, marketing or valuation of its imported products, fraudulent visas or labor violations. The effects of these factors could render its conduct of business in a particular country undesirable or impractical and have a negative impact on its operating results.

Skins’ business could be harmed if its future contract manufacturers, suppliers or licensees violate labor or other laws.

Once Skins is able to retain them, Skins expects to require its independent contract manufacturers, suppliers and licensees to operate in compliance with applicable United States and foreign laws and regulations. Manufacturers will be required to certify that neither convicted, forced nor indentured labor (as defined under United States law) nor child labor (as defined by the manufacturer’s country) will be used in the production process, that compensation will be paid in accordance with local law and that their factories will be in compliance with local safety regulations. Although Skins promote ethical business practices and its sourcing personnel will periodically visit and monitor the operations of its independent contract manufacturers, suppliers and licensees (once those relationships and activities are established by it), Skins will not be able to control them or their labor practices. If one of any of its possible future independent contract manufacturers, suppliers or licensees violates labor or other laws or diverges from those labor practices generally accepted as ethical in the United States, it could result in adverse publicity for Skins, damage its reputation in the United States or render its conduct of business in a particular foreign country undesirable or impractical, any of which could harm its business.

Skins expects that once its products are introduced and when, and if, Skins is able to generate revenue on its products, its quarterly revenues and operating results will fluctuate as a result of a variety of factors, including seasonal fluctuations in demand for footwear, delivery date delays and potential fluctuations in its annualized tax rate, which may result in volatility of its stock price.

Once established, its quarterly revenues, if any, and operating results can be expected to fluctuate due to a number of factors, many of which are beyond its control. For example, sales of footwear products have historically been seasonal in nature with the strongest sales generally occurring in the second and third quarters. Delays in scheduling or pickup of purchased products by domestic customers could negatively impact its net sales and results of operations for any given quarter. Also, its annualized tax rate will be based on projections of its domestic and international operating results for the year, which Skins will review and revise as necessary at the end of each quarter, and it will be highly sensitive to fluctuations in projected international earnings. Any quarterly fluctuations in its annualized tax rate that may occur could have a material impact on its quarterly operating results. As a result of these specific and other general factors, its operating results will likely vary from quarter to quarter and the results for any particular quarter may not be necessarily indicative of results for the full year.

Skins will face intense competition, including competition from companies with significantly greater resources than its, and if Skins is unable to compete effectively with these companies, its business could be harmed.

Skins will face intense competition in the footwear industry from other established companies. Skins has no product sales, introductions, manufacturing or brand equity. All of its competitors have significantly greater financial, technological, engineering, manufacturing, marketing and distribution resources than Skins does. Their greater capabilities in these areas will enable them to better withstand periodic downturns in the footwear industry, compete more effectively on the basis of price and production and more quickly develop new products. In addition, new companies may enter the markets in which Skins expects to compete, further increasing competition in the footwear industry.

Skins believes that its ability to compete successfully will depend on a number of factors, including the style and quality of its products once marketed and the strength of its brand, once established, as well as many factors beyond its control. Skins may not be able to compete successfully in the future, and increased competition may result in price reductions, reduced profit margins, loss of market share and an inability to generate cash flows that are sufficient to maintain or expand its development and marketing of new products.

Skins depends on key personnel to manage its business effectively in a rapidly changing market, and if Skins is unable to retain existing personnel, its business could be harmed.

Skins’ future success depends upon the continued services of Mark Klein, President and Chief Executive Officer. The loss of the services of Mr. Klein or any other key employee could harm it. Skins’ future success also depends on its ability to identify, attract and retain additional qualified personnel. Competition for employees in its industry is intense and Skins may not be successful in attracting and retaining such personnel.

The disruption, expense and potential liability associated with unanticipated future litigation against Skins could have a material adverse effect on its business, results of operations and financial condition.

Skins expects to be subject to various legal proceedings and threatened legal proceedings from time to time as part of its business. Skins is not currently a party to any legal proceedings nor aware of any threatened legal proceedings. However, any unanticipated litigation in the future, regardless of its merits, could significantly divert management’s attention from its operations and result in substantial legal fees to it. Further, there can be no assurance that any actions that have been or will be brought against it will be resolved in its favor or, if significant monetary judgments are rendered against it, that Skins will have the ability to pay such judgments. Such disruptions, legal fees and any losses resulting from these claims could have a material adverse effect on its business, results of operations and financial condition.

Skins’ ability to compete will be jeopardized if Skins is unable to protect its intellectual property rights or if Skins is sued for intellectual property infringement.

Skins expects to use trademarks on nearly all of its products and believes that having distinctive marks that are readily identifiable will be an important factor in creating a market for its goods, in identifying it and in distinguishing its goods from the goods of others. Skins will vigorously protect its trademarks against infringement.

The Company has applied for a U.S. patent relating to its Modular Shoe System. The Company also filed International (PCT) Patent App. No. PCT/US04/33446 for its Modular Shoe System on October 7, 2004.  There is a 30-month deadline for national and/or regional entry based on this PCT application, which falls on April 10, 2006.

Skins believes that its ability to achieve success will depend primarily upon its ability to be effective in design, research and development, production and marketing rather than upon its patent position, should this patent and/or trademark indeed be issued to it. However, Skins expects to establish a policy of filing applications for United States and foreign patents on designs and technologies that Skins deem valuable. If Skins fails to protect or maintain its trademarks, Skins may lose or damage its intellectual property rights and impair its ability to generate revenue in the future.

Skins’ trademarks, design patents and other intellectual property rights may not be adequately protected outside the United States.

Skins believes that its trademark and patent, if issued by the USPTO, and other proprietary rights will be important to its success and its competitive position. In its brief operational history, Skins has devoted substantial resources to the establishment of a patent and trademark, although Skins still awaits grant of its principal patent and trademark application. Skins expects that in the course of its planned international expansion that Skins will experience conflicts with various third parties that have acquired or claimed ownership rights in certain trademarks similar to ours or that will otherwise contest its rights to its trademarks. Skins cannot assure you that the actions Skins plans to take to establish and protect its trademark and other proprietary rights will be adequate to prevent imitation of its products by others or to prevent others from seeking to block sales of its products as a violation of the trademarks and proprietary rights of others. Also, Skins cannot assure you that others will not assert rights in, or ownership of, trademarks, designs and other proprietary rights of ours or that Skins will be able to successfully resolve these types of conflicts to its satisfaction. In addition, the laws of certain foreign countries may not protect proprietary rights to the same extent as do the laws of the United States. Skins may face significant expenses and liability in connection with the protection of its intellectual property rights outside the United States, and if Skins is unable to successfully protect its rights or resolve intellectual property conflicts with others, its business or financial condition may be adversely affected.

Skins believes that its patent and trademark application, should they ultimately be granted, will be generally sufficient to permit it to carry on its business. Skins cannot, however, be certain whether Skins will be able to secure patents or trademark protection for its intellectual property in the future or that protection will be adequate for future products. Further, Skins face the risk of ineffective protection of intellectual property rights in the countries where Skins expects to source and distribute its products. Skins cannot be sure that its activities will not infringe on the proprietary rights of others. If Skins is compelled to prosecute infringing parties, defend its intellectual property or defend ourselves from intellectual property claims made by others, Skins may face significant expenses and liability and necessary management attention to such matters, which could negatively impact its business or financial condition.

Skins may be unable to scale its operations successfully.

Skins’ plan is to grow rapidly. Skins’ growth, if it occurs as planned, will place significant demands on its management, as well as its financial, administrative and other resources. Skins’ success will be heavily dependent on its ability to locate and hire a Vice President Sales, Vice president Finance/Operations and Vice President Design and Development. There is no guarantee that Skins will be able to locate and retain qualified personnel for such positions, which would likely hinder its ability to manage operations. Furthermore, Skins cannot guarantee that any of the systems, procedures and controls Skins put in place will be adequate to support the commercialization of its products or other operations. Skins’ operating results will depend substantially on the ability of its officers and key employees to manage changing business conditions and to implement and improve its financial, administrative and other resources. If Skins is unable to respond to and manage changing business conditions, or the scale of its products, services and operations, then the quality of its services, its ability to retain key personnel and its business could be harmed.

RISKS RELATED TO CAPITAL STRUCTURE

There is no assurance of an established public trading market, which would adversely affect the ability of Skins’ investors to sell their securities in the public market.

Although its common stock is listed on the OTC Bulletin Board, a regular trading market for the securities does not yet exist and may not exist or be sustained in the future. The NASD has enacted changes that limit quotations on the OTC Bulletin Board to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. The effect on the OTC Bulletin Board of these rule changes and other proposed changes cannot be determined at this time. The OTC Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASD’s automated quotation system (the “NASDAQ Stock Market”). Quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers as are those for the NASDAQ Stock Market. Therefore, prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price. Market prices for its common stock will be influenced by a number of factors, including:

•	the issuance of new equity securities pursuant to the share exchange transaction, or a future offering;
•	changes in interest rates;
•	competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
•	variations in quarterly operating results;
•	change in financial estimates by securities analysts;
•	the depth and liquidity of the market for its common stock;
•	investor perceptions of its company and the footwear industry generally; and
•	general economic and other national conditions.

Shares eligible for future sale may adversely affect the market price of its common stock, as the future sale of a substantial amount of outstanding stock in the public marketplace could reduce the price of its common stock.

Skins is obligated to file a registration statement with the Securities and Exchange Commission within 30 days from the closing of two equity financings that that were conducted in connection with the Share Exchange Transaction. A total of 3,000,000 units were sold in the private placements for an aggregate of $2,520,000. Each unit consists of one common share of our company and one share purchase warrant exercisable at a price of $1.00 per share during the 30 month period following the date of issue. The registration statement will cover the subsequent resale by investors of shares of common stock or shares of common stock underlying warrants purchased in any such offering. Additionally, following the Share Exchange Transaction, the former stockholders of Skins, who received shares of its common stock in the Share Exchange Transaction, may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act (“Rule 144”), subject to certain limitations. In general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. As of the closing of the Share Exchange Transaction, 1% of our issued and outstanding shares of common stock was approximately 344,041 shares. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitations, by a non-affiliate that has satisfied a two-year holding period. Any substantial sale of common stock pursuant to any resale prospectus or Rule 144 may have an adverse effect on the market price of its common stock by creating an excessive supply.

Following the Share Exchange Transaction, the former principal stockholders of Skins will have significant influence over the company.

Mark Klein, Skin’s President and Chief Executive Officer, Michael J. Rosenthal, Stephen Hochberg, Geoffrey Dubey and Joshua Hermelin, and their respective affiliates, beneficially own, in the aggregate, a majority of its outstanding voting stock following the Share Exchange Transaction. As a result, these former principal stockholders of Skins Shoes Inc. possess significant influence, giving them the ability, among other things, to elect a majority of the Board of Directors and to approve significant corporate transactions. Such stock ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of its company.

Skins may not be able to achieve the benefits Skins expects to result from the Share Exchange Transaction.

On November 2, 2005, Logicom Inc. entered into the Share Exchange Agreement with all of the stockholders of Skin Shoes Inc. pursuant to which Logicom Inc. agreed to acquire all of the issued and outstanding share capital of Skin Shoes Inc. in exchange for shares of its common stock. The Share Exchange Agreement was amended on February 1, 2006. On March 20, 2006, the Share Exchange Transaction closed, Skin Shoes Inc. became a wholly-owned subsidiary of Logicom Inc. and Logicom Inc.’s sole business operations became that of Skins Shoes Inc.

Skins consummated the Share Exchange Transaction for various reasons, including:

•	the increased market liquidity expected to result from exchanging stock in a private company for publicly traded securities;
•	the ability to use registered securities to make acquisition of assets or businesses;
•	increased visibility in the financial community;
•	enhanced access to the capital markets;
•	improved transparency of operations; and
•	perceived credibility and enhanced corporate image of being a publicly traded company.

There can be no assurance that any of the anticipated benefits of the Share Exchange Transaction will be realized. In addition, the attention and effort devoted to achieving the benefits of the Share Exchange Transaction and attending to the obligations of being a public company, such as reporting requirements and securities regulations, could significantly divert management's attention from other important issues, which could materially and adversely affect its operating results or stock price in the future.

If Skins fails to maintain effective internal controls over financial reporting, the price of its common stock may be adversely affected.

Skins’ internal control over financial reporting may have weaknesses and conditions that need to be addressed, the disclosure of which may have an adverse impact on the price of its common stock. Skins is required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact its public disclosures regarding its business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in its internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in Skins’ internal control over financial reporting, disclosure of management’s assessment of its internal controls over financial reporting or disclosure of its public accounting firm’s attestation to or report on management’s assessment of its internal controls over financial reporting may have an adverse impact on the price of its common stock.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Following the share exchange transaction, its management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Standards for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 are uncertain, and if Skins fails to comply in a timely manner, its business could be harmed and its stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of its internal control over financial reporting, and attestation of this assessment by the company’s independent registered public accountants. The SEC extended the compliance dates for non-accelerated filers, as defined by the SEC. Accordingly, Skins believes that this requirement will first apply to its annual report for fiscal 2007. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. Skins may encounter problems or delays in completing activities necessary to make an assessment of its internal control over financial reporting. In addition, the attestation process by its independent registered public accountants is new and Skins may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of its assessment by its independent registered public accountants. If Skins cannot assess its internal control over financial reporting as effective, or its independent registered public accountants are unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

Skins’ common stock is considered a “penny stock,” and is subject to additional sale and trading regulations that may make it move difficult to sell.

Skins’ common stock is considered to be a “penny stock” since it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Securities Exchange Act for 1934, as amended (the “Exchange Act”). Skins’ common stock is a “penny stock” because it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a “recognized” national exchange; (iii) it is NOT quoted on the Nasdaq Stock Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of its common stock will be subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor's account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of its common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

Skins does not foresee paying cash dividends in the foreseeable future.

To date, Skins has not declared or paid any cash dividends on its shares of common stock and currently intends to retain any future earnings for funding growth. Skins does not anticipate paying any dividends in the foreseeable future. As a result, you should not rely on an investment in its securities if you require dividend income. Capital appreciation, if any, of its shares may be your sole source of gain for the foreseeable future. Moreover, you may not be able to resell your shares in its company at or above the price you paid for them.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some statements in this report contain certain “forward-looking” statements. Forward-looking statements are statements that estimate the happening of future events are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as “may,” “shall,” “could,” “expect,” “estimate,” “anticipate,” “predict,” “probable,” “possible,” “should,” “continue,” or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. The Company’s future operating results, however, are impossible to predict and no representation, guarantee, or warranty is to be inferred from those forward-looking statements.

These risks and uncertainties include, without limitation, those described under “Risk Factors” and those detailed from time to time in our filings with the SEC, and include, among others, the following:

•	The Company’s history of operating losses;
•	Market acceptance of the Skin and Bones concept, once, and if, developed and introduced;
•	The degree and nature of the Company’s competition;
•	The Company’s ability to employ and retain qualified employees;
•	The limited trading market for our common stock; and
•	The other factors referenced in this Form 8-K, including, without limitation, under the section entitled “Risk Factors.”

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. The Company cannot guarantee that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements.

ADDITIONAL DISCLOSURE

For additional information that would be required if the Company were filing a general form for registration of securities on Form 10 or Form 10-SB, see Item 5.01 for “Management’s Discussion and Analysis of Skins Shoes, Inc.’s Financial Condition and Results of Operations,” and Item 4.01 regarding changes in the Registrant’s accountant, all incorporated by reference herein. Required disclosure regarding the change in control of the Registrant, the impact on its directors, executive officers, control persons and related compensation and beneficial ownership issues are addressed in Item 5.01, incorporated by reference herein. Attention is also directed to Item 9.01, which provides Skin Shoes, Inc.’s audited financial statements as of and for the period ended December 31, 2005 and pro forma financial information regarding the effects of the Share Exchange Transaction.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

Pursuant to the Share Exchange Agreement, Logicom:

•	provided a loan to Skins in the sum of $150,000 evidenced by a promissory note and secured by a general security agreement pledging all of the assets of Skins as security for the loan;

•	repurchased all of the shares of common stock of our company owned by Wayne Weaver for the sum of $100,000;

•
effected a stock split that resulted in the shareholders of our company, after adjustment for the repurchase of Mr. Weaver’s shares, holding an aggregate of approximately 12,000,000 common shares prior to the closing of the Share Exchange Transaction;

•
issued to the stockholders of Skins, at the closing of the Share Exchange Transaction, 19,404,000 common shares of our company in exchange for all of the issued and outstanding shares of Skins (of these 19,404,000 common shares, 1,404,000 are subject to a ‘claw-back’ provision contingent upon the number of share purchase warrants issued in our private placements, as described below, that are exercised within a period of 30 months following the closing of the Share Exchange Transaction);

•
assumed, at the closing of our Share Exchange Transaction, Skins’ 2005 Incentive Plan and stock option agreements entered into between Skins’ and certain persons who have already received stock options from Skins pursuant to its 2005 Incentive Plan;

•
appointed Mark Klein, the current President of Skins, to the office of President and Chief Executive Officer of our company and accepted the resignation of Mr. Gary Musil, our current President, from that office, effective at the closing of the Share Exchange Transaction; and

•
increased the number of directors of our company to five and elected as directors of our company at the completion of the share exchange transaction all four of the current directors of Skins (namely, Mark Klein, Michael J. Rosenthal, Stephen Hochberg and Steve Reimer).

On March 20, 2006, the Share Exchange Transaction closed.

The Share Exchange Transaction resulted in a change-of-control of Logicom Inc. Immediately prior to the closing of the Share Exchange Transaction, Skin Shoes Inc. had outstanding 100 shares of common stock, options to purchase 2,109,375 shares of common stock and no warrants to purchase shares of common stock. Immediately after the closing of the Share Exchange Transaction, Logicom had 34,404,006 outstanding shares of common stock, warrants to purchase 3,000,000 shares of common stock and options to purchase 2,109,375 shares of common stock. Based on the number of shares of common stock of Logicom Inc. outstanding immediately after the closing of the Share Exchange Transaction, the stockholders of Skin Shoes Inc. received approximately 56% of the Logicom’s issued and outstanding shares of common stock. Following the Share Exchange Transaction, Mark Klein, Michael J. Rosenthal, Stephen Hochberg and Steve Reimer, each of whom are directors of Skin Shoes Inc., were appointed to the Board of Directors of the Company. In addition, the Company appointed Mark Klein as the Company’s President and Chief Executive Officer. The transaction contemplated by the Share Exchange Agreement was intended to be a “tax-free” incorporation pursuant to the provisions of Section 351 and 368 of the Internal Revenue Code of 1986, as amended.

EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

Directors and Senior Management Following the Share Exchange Transaction

The following sets forth the name and position of each of the Company’s directors and executive officers immediately after the closing of the Share Exchange Transaction.

Name	Age	Position	Year First Appointed
			Officer or Director of Skins
Mark Klein	31	President, Chief Executive Officer, Director	2005

Michael J. Rosenthal	62	Director and Chairman	2005

Stephen Hochberg	58	Director	2005

Steve Reimer	62	Director	2005

Gary Musil	55	Director	N/A

Mark Klein

Mr. Klein began working on the business concept behind the predecessor of Skin Shoes, Inc., Skin Shoes LLC, in 2002 and was appointed President and Chief Executive Officer of Skins Shoes LLC on May 18, 2004. From 2001 to 2002, he served as the Sales Director on ICQ Mobile, the mobile instant messaging division of AOL Time Warner, where he set sales and marketing strategies for ICQ’s Value Added Service (VAS) wireless operations and handled technical and marketing deployments and workshops with operators. From 1999 to 2000, he acted as a senior marketing and sales executive for both Comverse Network Systems and Oraios.com, where he directed, created and implemented sales and marketing initiatives. Mr. Klein launched his executive career from 1997 through 1999 as the Sales Director of Convertbond.com, where he managed the business development and sales strategy for the online financial portal.

Stephen Hochberg

Mr. Hochberg was appointed to the Board of Directors of Skin Shoes, Inc. in August 2005. Since 1999, Mr. Hochberg has served as Chief Executive Officer of Mage, LLC, an international business and management-consulting firm that has helped more than 600 companies achieve their organizational and strategic goals. Mage specializes in creating value through leadership coaching, high-powered team building, strategic planning, organizational development and financial counsel. Mage is committed to the continuous improvement of its clients’ capabilities, offering a full menu of tailored management, organizational and financial advisory services.

Steve Reimer

Mr. Reimer joined Skins as a Director in October 2005. From 1986 to 2001, he served as Senior Vice President of Kohl’s Department Store. From 2001 to the present, he has served as a consultant to B.T.M. Consulting.

Michael J. Rosenthal

Mr. Rosenthal was appointed Chairman of the Board of Directors of Skin Shoes, Inc. in October 2005. Since 1986, Mr. Rosenthal has served as Chairman and President of M.J. Rosenthal and Associates, Inc., an investment and consulting company. From 1984 to 1986, Mr. Rosenthal was a partner and managing director of Wesray Capital Corporation, an equity investment firm. From 1976 to 1984 , Mr. Rosenthal served as a partner and a Managing Director of the Mergers and Acquisitions Department of Donaldson, Lufkin & Jenrette, Inc. an investment banking firm. During 2002 and 2003, Mr. Rosenthal served as Chief Restructuring Officer for Foster Wheeler Ltd. Mr. Rosenthal also serves as a director of MAXXAM, Inc., The Pacific Lumber Company, Nobel Learning Communities, Inc. and as a director and Treasurer of the Horticultural Society of New York. Over the last several years, Mr. Rosenthal has also served as Chairman, a director and/or Chief Executive Officer of a number of companies including American Vision Centers, Inc.; Northwestern Steel & Wire Company; Star Corrugated Box Co., Inc. Vector Distributors, Inc; Western Auto Supply Company; and Wilson Sporting Goods Company.

Gary Musil

Mr. Musil was appointed President, Secretary, Treasurer and a Director of Logicom Inc. on June 17, 2005. Mr. Musil is currently a Director of Liberty Star Gold Corp., a Securities and Exchange Commission reporting issuer, and has been a Director and Officer of two other Securities and Exchange Commission reporting issuers. Mr. Musil is also a Director and Officer of four TSX Venture Exchange listed public companies.

Family Relationships

There are no family relationships among the individuals comprising of the Company’s Board of Directors and Executive Officers.

Director Compensation

The Company has an established policy to provide compensation to members of its Board of Directors for their services in that capacity. Directors are compensated $10,000 per year and are eligible for option grants from the Company for their services. In addition, the Chairman of the Board of the Company, Michael Rosenthal, receives $90,000 per year as compensation for his services. Directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at Board meetings.

The Board of Directors and Committees

The Company’s Board of Directors does not maintain a separate audit, nominating or compensation committee. Functions customarily performed by such committees are performed by the Company’s Board of Directors as a whole. The Company is not required to maintain such committees under the rules applicable to companies listed on the OTC Bulletin Board. None of the Company’s independent directors qualify as an "audit committee financial expert."

Employment Agreements

On the closing the Share Exchange Agreement, we entered into an employment agreement with Mark Klein to serve as our President and Chief Executive Officer. The duration of the employment agreement is three years unless terminated earlier pursuant to the terms and conditions of the agreement. The agreement provides for a base salary of $150,000 per year and an annual incentive bonus of up to 50% of the base salary based on annual volume and net profit of the company. The agreement also contain confidentiality, non-solicitation and non-competition provisions.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation for Skins Shoes, Inc. for the year ended December 31, 2005 of our chief executive officer and other executive officers whose annual salary and bonus exceeded $100,000 in such years (collectively, the “Named Executive Officers”).

		Annual Compensation

Name and Position	Year	Salary($)	Bonus ($)

Mark Klein(1)	2005	$11,108	--
President and Chief Executive Officer	2004	18,263	--
________

(1)
Mr. Klein was the President of Skin Shoes LLC, which was formed in 2004, and became the President and Chief Executive Officer of Skin Shoes, Inc. in 2005. Mr. Klein was appointed President and Chief Executive Officer of Logicom Inc. upon the closing of the Share Exchange Transaction on March 20, 2006.

Option Grants in 2005

There were no option grants to Named Executive Officers in 2005.

Aggregated Option Exercises in 2005 and Option Values at December 31, 2005

There were no option exercises by Named Executive Officers in 2005.

Skins 2005 Incentive Plan

In connection with the Share Exchange Transaction, Logicom Inc. assumed Skins 2005 Incentive Plan as the stock option plan of Logicom. The 2005 Incentive Plan provides for the granting of stock options, stock appreciation rights, restricted shares, and other stock-based awards for employees, directors and consultants. Immediately after the closing of the Share Exchange Transaction, Logicom assumed share purchase options granted under the 2005 Incentive Plan to purchase an aggregate of 2,109,375 shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Skins entered into a sourcing agreement with Atsco Footwear LLC in December 2005, as amended in February 2006, pursuant to which Atsco Footwear would be the exclusive sourcing and development agent for Skins in connection with the development and manufacture of Skin shoes. Atsco will receive commissions and fees on molds, equipment, development fees and samples Skins shoes. The agreement has a term of one year. Steven Hochberg, who is a director of Skins, is also a director Atsco Footwear.

Skins has an oral consulting arrangement with Mage LLC pursuant to which Mage LLC receives approximately $5,000 per month for consulting services provided to Skins. The arrangement is month to month and is cancellable by either party at anytime. In 2005, Mage Capital Partners, LLC also received equity securities in Skins in exchange for services provided by Mage LLC. These equity securities were exchanged for 388,080 shares of common stock of Logicom, Inc. upon the closing of the Share Exchange Transaction. Mr. Hochberg is Chief Executive Officer of Mage LLC and Mage Capital Partners, LLC.

INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS AND LIMITATION OF LIABILITY

The General Corporate Law of Nevada empowers a company incorporated in Nevada, such as the Registrant, to indemnify its directors and officers under certain circumstances.

The Registrant’s Certificate of Incorporation and Articles provide that no director or officer shall be personally liable to the Registrant or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve material misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of the General Corporate Law of Nevada.

The Registrant’s Bylaws provide that no officer or director shall be personally liable for any obligations of the Registrant or for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of the Registrant. The Bylaws also state that the Registrant will indemnify and hold harmless each person and their heirs and administrators who shall serve at any time hereafter as a director or officer from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of their having heretofore or hereafter been a director or officer, or by reason of any action alleged to have heretofore or hereafter taken or omitted to have been taken by him or her as a director or officer. The Registrant will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the General Corporate Law of Nevada; provided, however, that no such persons shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his (or her) own negligence or wilful misconduct. The Registrant’s Bylaws also provide that it, its directors, officers, employees and agents will be fully protected in taking any action or making any payment, or in refusing so to do in reliance upon the advice of counsel.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant under Nevada law or otherwise, the Registrant has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT FOLLOWING THE SHARE EXCHANGE TRANSACTION

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days of March 20, 2006, the closing date of the Share Exchange Transaction, are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Immediately after the closing of the Share Exchange Transaction, Logicom had 34,404,006 outstanding shares of common stock, warrants to purchase 3,000,000 shares of common stock and options to purchase 2,109,375 shares of common stock.

The following table sets forth certain information with respect to beneficial ownership of the Company common stock immediately after the closing of the share exchange transaction, by (i) each director, (ii) each executive officer, and (iii) all directors and executive officers as a group. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Unless otherwise indicated in the table, the address of each stockholder listed in the table is c/o Logicom, Inc., 54 West 21st Street, # 705, New York, NY 10010.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class

	Directors and Executive Officers:

Common Stock	Mark Klein President, Chief Executive Officer and Director	9,758,221(1)	28.4%
Common Stock	Stephen Hochberg Director	388,080(2)	1.1
Common Stock	Steve Reimer Director	70,313(3)	*
Common Stock	Michael J. Rosenthal Director and Chairman	970,200(4)	2.8
Common Stock	Gary Musil Director	--	--

	5% or more Stockholders
Common Stock	Geoffrey Dubey	3,068,743	8.9
Common Stock	Joshua Hermelin	3,382,603	9.8

 * Less than 1%.

(1)
Includes 706,068 shares of common stock subject to a ‘claw-back’ provision contingent upon the number of share purchase warrants issued in Logicom’s private placements that are exercised within a period of 30 months following the closing of the Share Exchange Transaction.

(2)
Consists of shares held by Mage Capital Partners LLC. Mr. Hochberg is President and control person of Mage Capital Partners LLC and may be deemed to have voting and investment power over the shares held by Mage Capital Partners LLC. Mr. Hochberg disclaims beneficial ownership of the shares held by Mage Capital Partners LLC except to the extent of his pecuniary interest therein. Includes 28,080 shares of common stock subject to a ‘claw-back’ provision contingent upon the number of share purchase warrants issued in Logicom’s private placements that are exercised within a period of 30 months following the closing of the Share Exchange Transaction.

(3)	Includes 70,313 shares underlying options currently exercisable or exercisable within 60 days of March 20, 2006.

(4)
Includes 70,200 shares of common stock subject to a ‘claw-back’ provision contingent upon the number of share purchase warrants issued in Logicom’s private placements that are exercised within a period of 30 months following the closing of the Share Exchange Transaction.

DESCRIPTION OF SECURITIES AFTER THE SHARE EXCHANGE TRANSACTION

Common Stock

Effective December 16, 2005, the Company completed a 1 for 8.727273 forward stock split where each share of common stock, par value $0.001 per share, that was issued and outstanding immediately prior to the forward stock split was automatically combined into and became 8.727273 shares of common stock. The forward stock split changed the number of authorized shares of common stock from 50,000,000 shares to 436,363,650 shares. There are currently 34,404,006 shares of common stock issued and outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders. Holders of the Company’s common stock (i) have equal ratable rights to dividends from funds legally available therefore, if declared by the Board of Directors; (ii) are entitled to share ratably in all of the Company’s assets available for distribution upon liquidation, dissolution or winding up; and (iii) do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions. All issued shares of the Company's common stock are fully paid for and non-assessable.

Stock Options and Warrants

In connection with the share exchange transaction, the Company assumed options to purchase shares of common stock and warrants to purchase shares of common stock on the same terms and conditions as previously issued by Skins. All outstanding options that were assumed by the Company have been issued under the Skins 2005 Incentive Plan. Further to the share exchange transaction, the Company assumed the Skins 2005 Incentive Plan as the stock option plan of the Company. Immediately after the closing of the share exchange transaction, the Company assumed options which constitute options to purchase 2,109,375 shares of common stock and has outstanding warrants to purchase 3,000,000 shares of common stock.

Market Price of the Company’s Common Stock

The price of the Company’s common stock will likely fluctuate in the future. The stock market in general has experienced extreme stock price fluctuations in the past few years. In some cases, these fluctuations have been unrelated to the operating performance of the affected companies. Many companies have experienced dramatic volatility in the market prices of their common stock. The Company believes that a number of factors, both within and outside its control, could cause the price of the Company’s common stock to fluctuate, perhaps substantially. Factors such as the following could have a significant adverse impact on the market price of its common stock:

•	The Company’s ability to obtain additional financing and, if available, the terms and conditions of the financing;

•	The Company’s financial position and results of operations;

•	Concern as to, or other evidence of, the market acceptance of the Company’s proposed products or its competitors’ products;

•	Announcements of technological innovations or new products by the Company or its competitors;

•	Foreign governmental regulatory actions;

•	The development of litigation against the Company;

•	Period-to-period fluctuations in the Company’s operating results;

•	Changes in estimates of the Company’s performance by any securities analysts;

•	Possible regulatory requirements on the Company’s business;

•	The issuance of new equity securities pursuant to a future offering;

•	Changes in interest rates;

•	Competitive developments, including announcements by competitors of new products or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	Variations in quarterly operating results;

•	The depth and liquidity of the market for the Company’s common stock;

•	Investor perceptions of the Company; and

•	General economic and other national conditions.

Anti-Takeover Charter and Bylaw Provisions

The Company’s certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control of the Company, including changes a stockholder might consider favorable. In particular, the Company’s certificate of incorporation and bylaws, as applicable, among other things, will (i) provide the Company’s board of directors with the ability to alter its bylaws without stockholder approval and (ii) provide that vacancies on the Company’s board of directors may be filled by a majority of directors in office, although less than a quorum.

Such provisions may have the effect of discouraging a third-party from acquiring the Company, even if doing so would be beneficial to its stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Company’s board of directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of the Company. These provisions are designed to reduce the Company’s vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. The Company believes that the benefits of increased protection of its potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms. However, these provisions could have the effect of discouraging others from making tender offers for the Company’s shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in the Company’s management.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF SKINS’ PLAN, FINANCIAL CONDITION AND OPERATIONS

This Management’s Discussion and Analysis describes the matters the company considers to be important to understanding Skin Shoes, Inc.’s history, technology, current position, financial condition and future plans. Use of the terms “Skins”, “the Company”, “we”, “us” and “our” in this discussion refer to Skin Shoes, Inc. Our fiscal year begins on January 1 and ends on December 31.

The following discussion includes forward looking statements and uncertainties, including plans, objectives, goals, strategies, financial projections as well as known and unknown uncertainties. The actual results of the company’s future performance may differ materially from the results anticipated in these forward-looking statements, as a result of any of the factors set forth under the caption “Safe Harbor Statement” under the Private Securities Litigation Reform Act of 1995, which provides a “safe harbor” for forward looking statements made by or on behalf of Skin Shoes, Inc. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can not guarantee future results, levels of activity, performance or achievement.

HISTORY AND OVERVIEW

Skin Shoes, Inc. was originally organized on May 18th 2004 as a New Jersey limited liability company under the name Skin Shoes, LLC. In 2005, a Delaware corporation was created under the name Skin Shoes, Inc. as a subsidiary of the New Jersey limited liability company and Skin Shoes, LLC was merged with and into Skin Shoes, Inc. resulting in Skin Shoes, Inc. becoming the surviving Delaware Corporation and the limited liability company ceasing to exist.

The Company is in the development stage. Since its formation, the Company has not yet realized any revenues from its planned operations. The Company intends to initially design, manufacture and market high quality men and women’s footwear. Its primary activities since incorporation have been conducting research and development, performing business, strategic and financial planning, and raising capital.

The financial statements have been prepared using generally accepted accounting principles in the United States of America applicable for a going concern which assumes that the Company will realize its assets and discharge its liabilities in the ordinary course of business. As of December 31, 2005, the Company has a working capital deficiency of $889,375, has no established source of revenues and has accumulated losses of $944,512 since its commencement. Included in these accumulated losses is the transfer of net liabilities of $32,312 from a predecessor entity as of May 18th 2004, the date of inception. Its ability to continue as a going concern is dependent upon achieving production, sales, profitability and the ability of the Company to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that the Company will be able to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. The Company anticipates that additional funding may be both in the form of equity financing from the sale of common shares and asset based financing or factoring.

Product and Technology

Skin Shoes has designed and continues to develop an innovative footwear product - a two-part footwear structure consisting of an outer collapsible Skin and an inner orthopedic support section called the Bone. This structure enables consumers to purchase one inner section and an unlimited number of outer skins - resulting in multiple style variations from the same pair of quality inners, always with the same feel and fit no matter what Skin is being worn. The Skins product concept is patent pending.

Due to its unique product concept, Skins anticipates marketing its products via traditional footwear channels, via non-traditional apparel channels, the Internet and other retail locations that traditionally do not have a footwear department. This diverse strategy is enabled as once a consumer owns a bone they will know how the product will fit or feel, allowing for the purchase of a skin to be done from various venues.

Skins’ objective is to create a new attire concept that allows and encourages consumers to more frequently change their footwear - positioning the Skins concept between footwear and apparel.

The Company’s footwear will initially be designed with an active, youthful lifestyle in mind. Skins will initially design most of its styles to be fashionable and marketable to the 18- to 35-year old consumer, with consideration in the future to lines that will appeal to the broad cross-section of the population.

Engineering

Management believes that the Skins concept has special advantages eliminating a large part of traditional footwear manufacturing - including the stretching, shaping and stiffening normally found in footwear construction. The engineering of the bone and skin allows for a pressure fit attachment, removing the need for any type of fasteners, like hooks, Velcro, or buttons. The bone is an exact fit to its corresponding skin in the same size, meaning that no matter what type of skin the consumer purchases, no matter the shape or style, if it is the same size as the bone - the skin will fit.

The Skins by itself is a shapeless, thin material upper made from traditional materials found in shoemaking, that has been stitched and glued to a hollowed-out from the inside outsole (the outsole is part and parcel of the actual skin and changes accordingly with each new skin design). The Skin cannot be worn on its own. Without the Bone, the Skin is fully collapsible, and offers no shape or support - a key proposition to the consumer.

The bone represents the inner structure and support of the product. It is made up of an orthopedic midsole, a shock absorbent heel, a supporting heel counter, and a protective toe box. The bone was designed to be as minimalist and timeless as possible. It is designed to give the consumer the fit and comfort, and it is this same fit and comfort that is felt no matter which Skin is being worn. The Bone is designed such that it can only be worn once it is inside the Skin and not on its own.

These two components of Skin and Bones, when combined, create a full shoe. The key factors of these product differentiators are as follows:

•	Fully collapsible Skins, allowing for minimal room to store and pack numerous pairs;
•	The same fit and feel for every Skin purchased in the same size, no matter the style or function of the Skin; and
•	Interchangeable uppers, which allow the consumer to constantly switch Skins to match and correspond with their apparel and activity.

Patent Application

The Company has applied for a U.S. patent relating to its Modular Shoe System. The Company also filed International (PCT) Patent App. No. PCT/US04/33446 for its Modular Shoe System on October 7, 2004.  There is a 30-month deadline for national and/or regional entry based on this PCT application, which falls on April 10, 2006.

PLANNED OPERATIONS

Product Development

Skins will concentrate on its core design and development competency, while outsourcing the production requirements to third parties. Production requirements are currently being handled by the Atsco Footwear, LLC.

A finished Bone (production ready 100%) is estimated to be done by March 2006 in addition to new production Skins estimated by April 2006. The focus is on creating a high-end line of Skins priced at approximately $80-$125-$150. The Company is engaging material manufacturers and tanneries in an attempt to achieve these results.

Sourcing

Atsco Footwear, LLC is currently responsible for designing and manufacturing a number of worldwide footwear brands as well as sourcing and private labeling for a number of other major international brands. Atsco and Skins have entered into an agreement in which Atsco will be responsible for sourcing, commercialization, and line review. This relationship is for the time being a three-year agreement in which Atsco is accountable for providing Skins with a finished, fully developed fit-and-wear tested marketable product. Atsco is responsible for the factory development and output as well as accountable for delivery, scheduling, supplier deadlines and other related matters.

Planned Distribution

Skins will act as a wholesaler - marketing its products to specialty, department and Internet retail locations via its marketing and branding efforts.

The children’s market and more mainstream middle-market retailers will be considered once the Skins Brand is more established. Eventually licensed goods may be considered.

Skins’ current plan is to do a small test distribution in May-June 2006 with six to eight select retailers followed by a more significant brand launch during the July-August 2006 timeframe.

Additional Projects

Skins Inc. is in the process of hiring a Sales Director as well as a chief financial officers and chief operating officer. These individuals will assist in executing the above-described product launches. Product distribution will be outsourced initially.

The Company plans to launch a commercial website by the end of April 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2006	LOGICOM INC

By: /s/ Mark Klein
Name Mark Klein
Title: Chief Executive Officer